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                                                               Exhibit 23.2


                    (NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD)


               CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Mission Resources Corporation (the "Company") for the year ended December 31, 2004, and to the incorporation by reference thereof into the Company's previously filed Registration Statements on Form S-3 (333-111955, 333-113971, and 333-119258) and Form S-8 (File Nos. 333-105169, 333-63562,
333-54798, 333-57827, 333-27707, 333-120351, and 333-116404), of the references to this firm relating to the Company's estimated domestic proved reserves as of December 31, 2002, December 31, 2003, and December 31, 2004.

                                       NETHERLAND, SEWELL & ASSOCIATES, INC.



                                       By: /s/ J. Carter Henson, Jr.
                                           ---------------------------------
                                           J. Carter Henson, Jr.
                                           Senior Vice President



Houston, Texas
March 8, 2005